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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 22, 2002, with respect to the consolidated financial statements of EntreMed, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001, in the following Registration Statements:

1.     Registration Statement Number 333-26057 on Form S-8
2.     Registration Statement Number 333-67063 on Form S-8
3.     Registration Statement Number 333-41218 on Form S-8
4.     Registration Statement Number 333-68048 on Form S-8
5.     Registration Statement Number 333-80193 on Form S-3
6.     Registration Statement Number 333-84907 on Form S-3
7.     Registration Statement Number 333-94665 on Form S-3
8.     Registration Statement Number 333-76824 on Form S-3


McLean, Virginia
March 11, 2002